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PRESS ANNOUNCEMENT

DATE:           OCTOBER 19, 2005

CONTACT:        C. KEITH SWANEY
                (440)248-7171


PVF CAPITAL CORP. ANNOUNCES QUARTERLY EARNINGS AND A 10% INCREASE IN ITS QUARTERLY CASH DIVIDEND.

PVF Capital Corp., the parent company of Park View Federal Savings Bank, announced earnings of $1,352,000 or $0.18 basic earnings per share and $0.17 diluted earnings per share for the quarter ended September 30, 2005 as compared to earnings of $1,268,000 or $0.16 basic earnings per share and $0.16 diluted earnings per share for the prior year comparable period.

As of September 30, 2005, PVF Capital Corp. reported assets of $851.3 million, an increase of $27.4 million or 3.3% from the fiscal year ended June 30, 2005. Total stockholders' equity of PVF Capital Corp. was $67.1 million at September 30, 2005. Annualized return on assets and return on equity were 0.65% and 8.09%, respectively, for the three months ended September 30, 2005.

On September 27, 2005, the Board of Directors of PVF Capital Corp. declared a quarterly cash dividend on the Company's outstanding common stock. The cash dividend will be in the amount of $0.074 per share and will be payable on November 7, 2005 to the stockholders of record at the close of business on October 24, 2005. This cash dividend represents a 10.00% increase over the prior quarter.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s, common stock trades on the NASDAQ Small-Cap market under the symbol PVFC.

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

PVF CAPITAL CORP.
                                                                                                    30000 Aurora Road
                                                                                                      Solon, OH 44139
                                             SUMMARY OF FINANCIAL HIGHLIGHTS

                                      CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                                       (Unaudited)

 (Dollars in thousands)                                           SEPT. 30,                             JUNE 30,
                                                                    2005                                  2005
                                                                --------------                        --------------
ASSETS
------
   Cash and cash equivalents                                      $ 19,558                              $ 11,090
   Investment securities                                            57,500                                57,500
   Loans and mortgage backed securities                            720,138                               701,274
   Other assets                                                     54,133                                54,035
                                                                 ----------                            ----------
      Total Assets                                                $851,329                              $823,899
                                                                 ==========                            ==========
LIABILITIES
-----------
   Deposits                                                       $599,814                              $591,227
   Borrowed money                                                  150,008                               135,012
   Other liabilities                                                34,360                                31,207
                                                                 ----------                            ----------
      Total Liabilities                                            784,182                               757,446
      Total Stockholders' Equity                                    67,147                                66,453
                                                                 ----------                            ----------
      Total Liabilities and Stockholders' Equity                  $851,329                              $823,899
                                                                 ==========                            ==========
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                                      CONSOLIDATED STATEMENT OF OPERATIONS
                                                   (Unaudited)

                                                                                THREE MONTHS ENDED
 (Dollars in thousands except per share data)                                       SEPTEMBER 30,
                                                                ---------------------------------------------------
                                                                       2005                                 2004
                                                                ---------------------------------------------------
Interest income                                                      $12,583                               $10,034
Interest expense                                                       6,048                                 4,424
                                                                    ---------                             ---------
Net interest income                                                    6,535                                 5,610
       Provision for loan losses                                          37                                   136
                                                                    ---------                             ---------
Net interest income after provision for loan losses                    6,498                                 5,474
Total noninterest income                                                 779                                   686
Total noninterest expense                                              5,374                                 4,324
                                                                    ---------                             ---------
Income before federal income tax provision                             1,903                                 1,836
        Federal income tax provision                                     551                                   568
                                                                    ---------                             ---------
Net income                                                           $ 1,352                               $ 1,268
                                                                    =========                             =========
Basic earnings per share                                             $  0.18                               $  0.16
                                                                    =========                             =========
Diluted earnings per share                                           $  0.17                               $  0.16
                                                                    =========                             =========
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